UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 26, 1999


             Delaware                       1-8952         56-1470946
  (State or other jurisdiction of      (Commission File   (IRS Employer
          incorporation)                    Number)       Identification Number)


                          Interstate/Johnson Lane, Inc.
             (Exact name of registrant as specified in its charter)

          201 North Tryon Street
         Charlotte, North Carolina                                  28202
 (Address of principal executive offices)                         (Zip Code)


       Registrant's Telephone Number, including area code: (704) 379-9000

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 4.  Other Events

         On January 26, 1999, Interstate/Johnson Lane, Inc. ("IJL") reported net income of $3.5 million for the quarter ended December 31, 1998, an increase of 20.1% over net income of $2.9 million for the same quarter a year ago. Revenues were $70.7 million, up eight percent from revenues of $65.4 million for the same quarter in the prior year. Diluted earnings per common share increased nine percent to 49 cents per share from 45 cents in the same quarter last year. The Board of Directors declared a regular quarterly cash dividend of 6 cents per share for IJL common stock, payable on March 1, 1999, to shareholders of record as of February 12, 1999.

         On October 27, 1998, Wachovia Corporation ("Wachovia") and IJL announced that they had entered into a agreement providing for the merger of IJL with Wachovia and a tax-free exchange of Wachovia common shares for all outstanding shares of IJL common stock. The per share exchange ratio will be determined at the time of closing and will be based on the ratio of $32 per share IJL common stock to the average closing price per share of Wachovia common stock over the five trading days prior to closing. The merger agreement was approved by the holders of a majority of outstanding shares of IJL common stock at a special meeting on January 26, 1999. The merger requires approval by the Federal Reserve Board and other regulatory authorities. IJL and Wachovia are in the process of obtaining these approvals and expect to close the transaction during the second quarter of 1999.

ITEM 7.  Financial Statements and Exhibits

         The following exhibits are being furnished with this report.

         Exhibit
         Number                             Description
         ------                             -----------

           99.1 January 26, 1999 News Release -- Operating Results for Quarter Ended December 31, 1998

           99.2            January 26, 1999 News Release -- Wachovia Merger
                           Approval

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERSTATE/JOHNSON LANE, INC.


January 29, 1999                           By:      /s/ Lewis F. Semones, Jr.
                                                  ---------------------------
                                           Name:  Lewis F. Semones, Jr.
                                           Title: Chief Financial Officer

                                 EXHIBIT INDEX


         Exhibit
         Number                             Description
         ------                             -----------

           99.1 January 26, 1999 News Release -- Operating Results for Quarter Ended December 31, 1998

           99.2            January 26, 1999 News Release -- Wachovia Merger
                           Approval